BLEED-OUT LETTER
PROVENCHER


                              BLEED OUT AGREEMENT
                   TO ARRANGE THE SALE OF CERTAIN SHARES AND
                    AGREEING TO RESTRICT THE SALE OF SHARES
                                OF COMMON STOCK
                 AFTER THE EFFECTIVENESS OF THE PLAN OF MERGER


November ___, 1999


The Board of Directors
Attn: Mr. Randolph Tucker
LEAPFROG SMART PRODUCTS, INC.
f/k/a ALBARA CORPORATION
545 Delaney Avenue, Bldg. 2
Orlando, FL 32801


Re: Leapfrog Smart Products, Inc., a Colorado corporation f/k/a Albara Corporation ( Corporation )

Dear Sirs:

We have agreed to the following regarding the arrangement of the sale of shares of Common Stock (the Shares ) of the Corporation owned by me and restrictions imposed on my remaining Shares. You will arrange the sale of:

30,000 to 40,000 Shares of the Corporation that I own for the sum of approximately $150,000, on substantially the same terms and conditions as a contemplated private offering, such shares to be sold at or about the time of execution of this letter; and

20,000 to 30,000 Shares of the Corporation (60,000 shares in the aggregate between (A) and (B)) that I own on substantially the same terms and conditions as a contemplated private offering at the time such offering is closed.

In exchange for arranging the foregoing sale, I hereby agree not to offer for sale, sell, distribute or otherwise dispose (the Transfer ) of any Shares not sold as provided in (A) or (B) above for a period of one year from the date hereof, except as follows:


(i) No Shares may be sold during the first sixty (60) days following the date hereof; and

(ii) Sixty thousand (60,000) Shares will be released and may be sold without restriction beginning on the sixty-first (61st) day after the date hereof; and

An additional twenty thousand (20,000) Shares will be released every thirty days thereafter and may be sold without restriction on a cumulative basis at any time thereafter; and

All restrictions imposed by this Letter shall be extinguished on the 151st day from the date hereof in the event the Company shall not have closed within 150 days of the date hereof an equity offering raising an aggregate of at least $2,500,000; and

If a registration statement is filed by the Corporation pursuant to the Securities Act of 1933 (the "Act"), and subsequently declared effective by the SEC, all restrictions imposed by this Letter shall be extinguished; and

In any event, all restrictions imposed by this Agreement shall be extinguished one (1) calendar year from the date hereof.

The Corporation may consent to Transfers prior to expiration of the above restrictions. Such consent notice and other communication required or permitted under this Agreement and the transactions contemplated hereby shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next
"Business Day" (meaning a day, other than a Saturday or a Sunday, or a federal holiday upon which offices of the federal government are not open for business) following receipt of facsimile transmission, or upon the fifth day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

If to LEAPFROG SMART PRODUCTS, INC.:

545 Delaney Avenue, Bldg. 2
Orlando, FL 32801

Attention:     Randolph Tucker, CEO
Telephone:     (407) 872-1161
Facsimile:     (407) 872-0508

with a copy (not constituting notice) to:

Nadeau & Simmons, P.C.
1250 Turks Head Building
Providence, RI 02903


Attention:     Mark T. Thatcher
Telephone:     (401) 272-5800
Facsimile:     (401) 272-5858

and

Brennan Dyer & Company, LLC
735 Broad Street, Suite 800
Chattanooga, TN 37402

Attention:     James H. Brennan, III
Telephone:     (423) 265-5062
Facsimile:     (423) 265-5068

The Corporation may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person or persons and shall not be liable in connection with the performance by it of its duties pursuant to the paragraphs hereof, except for its own willful misconduct or gross negligence.

Sincerely yours,


Real Provencher


RP
cc:  Mark T. Thatcher
     James R. Simmons